Exhibit 3.2

BY-LAWS

OF

8x8, Inc.

(A Delaware Corporation)

(Amended and Restated by resolution adopted by the Board of Directors on June 19, 2015)

i

3.8 QUORUM	12
3.9 WAIVER OF NOTICE	13
3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	13
3.11 FEES AND COMPENSATION OF DIRECTORS	13
3.12 REMOVAL OF DIRECTORS	13
ARTICLE IV COMMITTEES	13
4.1 COMMITTEES OF DIRECTORS	13
4.2 COMMITTEE MINUTES	14
4.3 MEETINGS AND ACTION OF COMMITTEES	14
ARTICLE V OFFICERS	15
5.1 OFFICERS	15
5.2 APPOINTMENT OF OFFICERS	15
5.3 SUBORDINATE OFFICERS	15
5.4 REMOVAL AND RESIGNATION OF OFFICERS	15
5.5 VACANCIES IN OFFICES	15
5.6 CHAIRMAN OF THE BOARD	15
5.7 CHIEF EXECUTIVE OFFICER	16
5.8 VICE PRESIDENTS	16
5.9 SECRETARY	16
5.10 CHIEF FINANCIAL OFFICER	17
5.11 ASSISTANT SECRETARY	17
5.12 ASSISTANT TREASURER	17
5.13 REPRESENTATION OF SHARES OF OTHER CORPORATIONS	17
5.14 AUTHORITY AND DUTIES OF OFFICERS	18
ARTICLE VI INDEMNITY	18
6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS	18
6.2 INDEMNIFICATION OF OTHERS	18
6.3 INSURANCE	18
ARTICLE VII RECORDS AND REPORTS	19
7.1 MAINTENANCE AND INSPECTION OF RECORDS	19
7.2 INSPECTION BY DIRECTORS	19
7.3 ANNUAL STATEMENT TO STOCKHOLDERS	20

ii

ARTICLE VIII GENERAL MATTERS	20
8.1 CHECKS	20
8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	20
8.3 STOCK CERTIFICATES; PARTLY PAID SHARES	20
8.4 SPECIAL DESIGNATION ON CERTIFICATES	21
8.5 LOST CERTIFICATES	21
8.6 CONSTRUCTION; DEFINITIONS	21
8.7 DIVIDENDS	21
8.8 FISCAL YEAR	22
8.9 SEAL	22
8.10 TRANSFER OF STOCK	22
8.11 STOCK TRANSFER AGREEMENTS	22
8.12 REGISTERED STOCKHOLDERS	22
ARTICLE IX AMENDMENTS	23

iii

BY-LAWS

OF

8x8, Inc.

ARTICLE I

CORPORATE OFFICES

1.1   REGISTERED OFFICE

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2   OTHER OFFICES

The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE I

MEETINGS OF STOCKHOLDERS

2.1   MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors; provided, however, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized in this section. In the absence of any such designation, stockholders meetings shall be held at the registered office of the corporation.

If authorized by the Board of Directors, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

    participate in a meeting of stockholders; and

    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.2   ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time on such date, time and place designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3   SPECIAL MEETING

Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.

2.4   NOTICE OF STOCKHOLDERS' MEETINGS

All notices of meetings of stockholders shall be in writing and sent or otherwise given in accordance with Section 2.5 of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election.

2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address appearing on the records of the corporation. Notice of a meeting of stockholders also shall be deemed given (i) if by facsimile telecommunications, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6   QUORUM

The holders of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote thereat, present in person or when authorized, by means of remote communication or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock present in person or represented by proxy at the meeting shall be entitled to adjourn the meeting from time to time in accordance with Section 2.7. In the absence of a quorum, no other business may be transacted at that meeting except as provided in this Section 2.6.

2.7   ADJOURNED MEETING; NOTICE

Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned for any reason from time to time by either (i) the chairman of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock present in person or represented by proxy at the meeting. When a meeting is adjourned to another time or place, unless these by-laws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8   CONDUCT OF BUSINESS

The Chairman of the Board of Directors, or in his or her absence, the Chief Executive Officer, if then a separate officer, shall preside at meetings of the stockholders; provided, however, that the Board of Directors may for any meeting of stockholders designate another officer or officers to preside. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of business.

2.9   VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these By-laws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

At all meetings of stockholders, except as otherwise expressly provided for by statute, the certificate of incorporation or these by-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders, and (ii) directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10   WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

2.11   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.12   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

    The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.13   PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, electronic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.14   LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.15   NOTICE OF STOCKHOLDERS' BUSINESS

  General Requirements. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors or (iii) properly brought before an annual meeting by a stockholder. For business (other than a nomination of a candidate for election as director, which is covered by Section 2.16) to be properly brought before an annual meeting by a stockholder:

      it must be a proper matter for stockholder action under the General Corporation Law of Delaware;

      the stockholder must have continuously held at least $2,000 in market value or 1% of the corporation's securities entitled to be voted on the proposal for at least one year by the date on which the stockholder submits the proposal; and

      the stockholder must have given timely notice thereof in writing to the Secretary of the corporation in accordance with this Section 2.15.

  This Section 2.15 shall be the exclusive means for a stockholder to submit business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are included in the corporation's notice of meeting) before an annual meeting of stockholders, and its requirements shall apply regardless of whether the stockholder intends the proposal to be included in the corporation's proxy statement or intends to conduct the stockholder's own proxy solicitation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the corporation's principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the date of the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly disclosed. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. A public disclosure shall be deemed to occur if made in any manner specified in Rule 101(e) of Regulation FD (17 CFR § 243.100, et.seq.). In construing this Section 2.15, reference is made to Section 8.6 of these by-laws.

  Contents of Notice. A stockholder's notice to the Secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be conducted at the annual meeting and the reason for conducting such business; (ii) the name and address of the stockholder proposing such business and of the beneficial owner(s), if any, on whose behalf the business is brought; (iii) (A) the class and number of shares of the corporation which are beneficially owned by the stockholder and such other beneficial owner(s), (B) any option, warrant, convertible security, stock appreciation right or similar right, or hedging transaction with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a "Derivative Instrument") that is directly or indirectly owned beneficially by the stockholder or such other beneficial owner(s) and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any such other beneficial owner(s) has or have a right to vote any shares of any security of the corporation (a "Voting Right") and (D) any short interest in any security of the corporation held by such stockholder or such other beneficial owner(s) (a "Short Interest"); (iv) any material interest of the stockholder and such other beneficial owner(s) in such business; (v) a description of all agreements, arrangements and understandings between and among the stockholder and such other beneficial owner(s) (A) with each other and (B) with any other person (including the name of such person) in connection with such business, including, but not limited to, agreements, arrangements and understandings to borrow or loan shares or to act in concert with respect to such business; (vi) a representation whether the stockholder or the beneficial owner(s) will engage in a solicitation with respect to such business and, if so, the percentage of shares of the corporation's stock entitled to vote on such matter that are believed or intended to be held by the stockholders to be solicited, the approximate number of stockholders to be solicited, if less than all, and the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act, regardless of whether such solicitation is subject to such provision) in such solicitation; and (vii) all other information required to be disclosed under the General Corporation Law of Delaware or applicable listing rules of the primary exchange on which the corporation's common stock is listed. If a written notice submitted to the corporation fails, in the reasonable judgment of the chairman of the meeting, to contain the information specified above in this Section 2.15 or is otherwise deficient, the chairman of the meeting shall declare this to the meeting and the defective proposal shall be disregarded. Determinations of beneficial ownership shall be made in accordance with Rule 13d-3 under the Exchange Act without regard to the 60-day limitation set forth in subparagraph (d)(1)(i) thereof.

  Rule 14a-8 Stockholder Proposals; Preferred Stock Rights. Nothing in this Section 2.15 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, which shall be made solely in accordance with such Rule, or (ii) of the holders of any class or series of preferred stock if and to the extent provided for under law, the certificate of incorporation or these by-laws.

2.16   STOCKHOLDER PROPOSALS RELATING TO NOMINATIONS FOR DIRECTOR

Only persons who are nominated in accordance with the procedures set forth in this Section 2.16 shall be eligible for election by the stockholders as directors. Nominations of persons for election as directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.16. All such nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with this Section 2.16.

  Annual Meetings. This Section 2.16 shall be the exclusive means for a stockholder to submit a nomination before an annual meeting of stockholders. To be timely, a stockholder's notice shall be delivered to or mailed and received at the corporation's principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding anything to the contrary in these by-laws, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the corporation.

  Special Meetings. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the corporation at the time of giving of notice provided for in this paragraph, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in Section 2.16(c). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record's notice required by the preceding sentence shall be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of (i) the 90th day prior to such special meeting, and (ii) the 10th day following the day on which public disclosure of the date of such special meeting is first made. In no event shall the public disclosure of an adjournment or postponement of a stockholder meeting commence a new time period for the giving of a stockholder's notice as described above.

  Contents of the Notice. Such stockholder's notice to the Secretary of the corporation shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person for the past five years, (C) the class and number of shares of the corporation which are beneficially owned by such person and the earliest date of acquisition of any such shares and (D) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as they appear on the corporation's books, (B) (1) the class and number of shares of the corporation which are beneficially owned by the stockholder, (2) any Derivative Instrument directly or indirectly owned beneficially by the stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any Voting Right held by such stockholder, (4) any Short Interest held by such stockholder, and (5) any material relationship of the stockholder to the person the stockholder proposes to nominate; (iii) a description of any arrangement or understanding between each person whom the stockholder proposes to nominate and the stockholder making such nomination with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person if elected a director; and (iv) any other information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act. At the request of the Board of Directors, any proposed nominee shall furnish such other information as the Board of Directors may reasonably request to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such proposed nominee, including, but not limited to, (i) a written representation and agreement, in the form provided by the Secretary upon written request, relating to the nominee's compliance, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the corporation's corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and all other corporation codes of conduct, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to members of the Board of Directors, (ii) a written representation and agreement that such person (A) is not and will not become a party to any agreement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, and (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director unless the terms of such agreement, arrangement or understanding have been provided in writing to the corporation, and (iii) the terms of all agreements, arrangements and understandings between the nominating stockholder(s) and each nominee and any other person or persons, including the stockholder, such beneficial owner(s) and any control persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant.

  General. Only persons who are nominated in accordance with the procedures in this Section 2.16 shall be eligible for election as directors pursuant to a stockholder proposal. If a written proposal of nomination submitted to the corporation fails, in the reasonable judgment of the chairman of the meeting, to contain the information specified above in this Section 2.16, or is otherwise deficient, the chairman of the meeting shall declare this to the meeting and the defective nomination shall be disregarded. Nothing in this Section 2.16 shall be deemed to affect any rights of the holders of any class or series of preferred stock if and to the extent provided for under law, the certificate of incorporation or these by-laws. In construing this Section 2.16, reference is made to Section 8.6 of these By-laws.

2.17   CONSENT TO ELECTRONIC TRANSMISSION OF NOTICE

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of Delaware, the certificate of incorporation, or these by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of this document, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

3.1   POWERS

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these by-laws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2   NUMBER OF DIRECTORS

The number of directors which constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these by-laws or the certificate of incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these by-laws, wherein other qualifications for directors may be prescribed.

Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Elections of directors need not be by written ballot.

3.4   RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. Subject to any contrary provisions of the certificate of incorporation, when one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these by-laws;

    Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these by-laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6   REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7   SPECIAL MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Secretary or any one director.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8   QUORUM

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9   WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

3.10   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.11   FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

3.12   REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, and except as otherwise provided by the certificate of incorporation or these by-laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

ARTICLE IV

COMMITTEES

4.1   COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the by-laws of the corporation; and, unless the board resolution establishing the committee, the by-laws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2   COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3   MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of article III of these by-laws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those by-laws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these by-laws.

ARTICLE V

OFFICERS

5.1   OFFICERS

The officers of the corporation shall be a chief executive officer, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these by-laws. Any number of offices may be held by the same person.

5.2   APPOINTMENT OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these by-laws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3   SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower the Chief Executive Officer of the corporation to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws or as the Board of Directors may from time to time determine.

5.4   REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5   VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.6   CHAIRMAN OF THE BOARD

The Chairman of the Board, if such an officer be elected and unless otherwise designated by the Board of Directors, shall, if present, preside at meetings of the Board of Directors. In addition,

such officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these by-laws. If so designated by the Board of Directors, then the Chairman of the Board shall also be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these by-laws.

5.7   CHIEF EXECUTIVE OFFICER

Subject to such powers and duties, if any, as may be given by the Board of Directors to the Chairman of the Board or any vice chairman, if there be such an officer, the Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board or if otherwise designated by the Board of Directors, at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these by- laws.

5.8   VICE PRESIDENTS

In the absence or disability of the Chairman of the Board, any vice chairman and the Chief Executive Officer, the Vice Presidents, if any, designated by the Board of Directors, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The designated vice presidents, if any, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these by-laws, the Chief Executive Officer or the Chairman of the Board.

5.9   SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these by-laws. The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.

5.10   CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

The Chief Financial Officer shall be the Treasurer of the corporation unless otherwise designated by the Board of Directors.

5.11   ASSISTANT SECRETARY

The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

5.12   ASSISTANT TREASURER

The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

5.13   REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14   AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2   INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3   INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

ARTICLE VII

RECORDS AND REPORTS

7.1   MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive officer or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by- laws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.2   INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3   ANNUAL STATEMENT TO STOCKHOLDERS

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

ARTICLE VIII

GENERAL MATTERS

8.1   CHECKS

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board of Directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3   STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares and that the corporation may issue uncertificated shares upon the transfer of certificated shares unless otherwise requested by the transferee of such shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the Chief Executive Officer or Vice-President, and by the Chief Financial Officer or an assistant treasurer, or the Secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4   SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, and in the case of uncertificated shares issued by the corporation, there shall be provided to the holder thereof a notice in accordance with Section 151(f) of the Delaware General Corporation Law that contains, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5   LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6   CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.7   DIVIDENDS

The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8   FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9   SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10   TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation upon proper request to issue a new certificate or uncertificated shares, as the case may be, to the person entitled thereto, cancel the old certificate, and record the transaction in its books. In connection with a request for the transfer of uncertificated shares, the corporation shall comply, or shall cause the transfer agent of the corporation to comply, with the registration provisions of Part 4 of Article 8 of the Delaware Uniform Commercial Code.

8.11   STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12   REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

Subject to any voting requirements set forth in the corporation's certificate of incorporation, the by-laws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal by-laws.